Exhibit 99.1

Contact:	Andy Albert/John Patenaude Nashua Corporation 847-318-1710/603-880-2145	Rich Coyle Citigate Sard Verbinnen 212-687-8080

NASHUA REPORTS THIRD QUARTER 2004 RESULTS

     NASHUA, N.H., October 27, 2004 — Nashua Corporation (NYSE: NSH), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the third quarter ended October 1, 2004.

     Net sales for the third quarter of 2004 were $72.1 million, compared to $74.1 million for the third quarter of 2003. Gross margin for the third quarter of 2004 was $13.8 million, or 19.1%, compared to $14.0 million, or 18.9%, reported for the third quarter of 2003. Pre tax income for the third quarter of 2004 was $2.7 million compared to $1.2 million for the third quarter of 2003. The results for the third quarter of 2004 include a non-cash pre tax gain of $0.9 million related to the previously announced transfer of retiree death benefits to Minnesota Life, interest income of $0.3 million related to interest due from the Internal Revenue Service on a 1993 interest issue, and an expense of $0.2 million in connection with cash compensation to the Company’s directors in lieu of stock options. Net income for the third quarter of 2004 was $1.7 million, or $0.28 per share, compared to $0.7 million or $0.12 per share in the third quarter of 2003. Earnings before interest, taxes, depreciation and amortization, also known as, and hereinafter referred to as EBITDA, was $4.7 million for the third quarter of 2004, compared to $3.5 million for the third quarter of 2003.

     For the nine months ended October 1, 2004, net sales were $216.0 million, compared to $213.7 million for the first nine months of 2003. Gross margin for the first nine months of 2004 was $41.3 million, or 19.1%, compared to $40.0 million, or 18.7%, for the first nine months of 2003. Pre tax income for the first nine months of 2004 was $5.7 million, compared to $1.7 million for the first nine months of 2003. Net income was $3.5 million, or $0.59 per share, for the first nine months of 2004, compared to $1.0 million, or $0.17 per share, for the first nine months of 2003. EBITDA was $12.3 million for the first nine months of 2004, compared to $8.5 million for the same period in 2003.

     Commenting on the third quarter performance, Andrew Albert, Chairman, President and Chief Executive Officer of Nashua Corporation said, “Our business continues to operate well overall, and I’m pleased that Nashua again has generated healthy increases in both pre tax and net income. Sales efforts remained focused on pursuing higher margin business, overall margins increased, and the effectiveness of our ongoing cost containment initiatives resulted in improvements on the bottom line.

     “As we move into the fourth quarter, we are continuing our focus on delivering high quality and value added products to our customers. At the same time, we are following through on our strategy to deliver profitable growth by operating with a disciplined approach to our business that encompasses pursuing higher-margin opportunities on one hand, while concentrating on cost containment initiatives on the other. As the third quarter demonstrated, we continue to opportunistically address legacy issues in a manner that benefits Nashua financially and invest in technology and equipment to lower our cost structure and enhance customer relationships,” Albert said.

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Business Segment Highlights

     Nashua’s Label segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment, and general industrial markets, reported net sales for the third quarter of 2004 of $25.9 million, gross margin was $5.0 million, or 19.3%, and pre tax income was $2.1 million. Net sales for the third quarter of 2003 were $25.6 million, gross margin was $4.4 million, or 17.2%, and pre tax income was $1.5 million.

     “Sales in our Label Products segment were slightly higher in the third quarter of 2004 as compared to the third quarter of 2003. Our margins increased significantly — by 2.1 percentage points — driven in part by improved manufacturing performance,” said Albert. “The enhanced performance continues to be fueled by our investments in equipment, together with contributions from new thermal paper products developed by Nashua’s Specialty Coated operation. Investments in technology that improve our service and support capabilities have been well received by customers, and we believe are giving Nashua a competitive advantage. We expect to continue to make investments that will enhance our productivity, profitability and response capabilities. Label Products has driven its positive 2004 results by focusing on sales that provide reasonable margins, product development, and a lower cost structure.”

     During the third quarter of 2004, Label Products committed to purchase insertion equipment for Radio Frequency Identification, or RFID, inlets, which is scheduled for delivery by the end of the year. The largest part of Nashua’s Label Products segment is the automatic identification market for the distribution and logistics industries. RFID is the anticipated progression of bar coding due to its broad product and inventory applications. Nashua has committed personnel and capital to develop RFID offerings to prepare for what we perceive to be a significant market opportunity.

     The Company’s Specialty Paper segment, which includes Nashua’s paper coating and converting businesses, reported net sales in the third quarter of 2004 of $41.7 million, compared to $44.4 million in the third quarter of 2003. Gross margin for the third quarter of 2004 was $7.7 million, or 18.5% compared to $8.6 million, or 19.3%, for the third quarter of 2003. Pre tax income for the third quarter of 2004 was $1.6 million, compared to $1.5 million in the third quarter of 2003.

     “A disciplined approach to cost containment resulted in a profitable quarter for the Specialty Paper segment, which experienced a decline in both sales and margins,” said Albert. “The sales decrease resulted mainly from the absence of revenues from the cut sheet paper and transparencies distribution business (which was sold in 2003), from the decline in sales of mature dry gum and heat seal products, and from the temporary loss of a major retail customer whose business has now returned to Nashua. These declines were partially offset by an increase in sales of wide format products used in architectural and engineering services, and growth in our higher margin financial and fraud prevention products.

     “Margins were negatively impacted by reduced production volume in our Coated operations and by the Converted operations’ difficulty in passing along paper mill price increases to customers,” stated Albert. “The segment’s profitability was improved as a result of reduced manufacturing and operating cost structure, which offset the sales and volume decline. Increased thermal coating volume, passing along price increases to customers, and constantly improving our cost structure — while continuing to emphasize value added products — remain the segment’s key objectives.”

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     Nashua’s Imaging Supplies, or Toner, segment reported net sales of $5.5 million for the third quarter of 2004 compared to $5.4 million in the third quarter of 2003. Gross margin for the third quarter of 2004 was $1.1 million, or 19.3%, compared to $1.1 million, or 19.4%, for the third quarter of 2003. Pre tax income in the third quarter of 2004 was $28,000, compared to $92,000 in the third quarter of 2003.

     “Toner’s performance for the third quarter of 2004 remained essentially unchanged from the third quarter of 2003,” said Albert. “While sales were slightly higher than the same period last year, margins were flat due to increased manufacturing costs, partially driven by material price increases and electricity cost. While slightly profitable for the third quarter, contributions from new product introductions were offset by lower sales of high-speed Xerox-compatible toners.”

Guidance

     In discussing the outlook for the remainder of 2004, Albert said, “If we achieve anticipated annual sales in the range between $287 million and $295 million, we expect net income for the fiscal year 2004 to be between $4.0 million, or $0.67 per share, and $4.4 million, or $0.73 per share. The above guidance does not include any potential valuation impact to the Company’s tax assets associated with the recent enactment of the tax law which creates a domestic manufacturing deduction, any further resolution of legacy issues, or further cost containment measures.”

Use of Non-GAAP Measures

     EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.

About Nashua

     Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

Forward-looking Statements

     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including earnings, revenue and profitability projections. When used in this press release, the words “should,” “will,” “anticipates,” “predict” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources,

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fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, the resolution of certain litigation matters and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Third Quarter 2004 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended October 1 and September 26, respectively	Three Months		Nine Months
In thousands, except per share amounts (Unaudited)	2004	2003	2004	2003
Net sales	$72,120	$74,075	$215,977	$213,699
Cost of products sold	58,340	60,051	174,639	173,656

Gross margin	$13,780	$14,024	$41,338	$40,043
Gross margin %	19.1%	18.9%	19.1%	18.7%
Selling, distribution and administrative expenses	11,319	11,792	33,858	35,287
Research	526	563	1,582	1,879
Loss from equity investment	117	164	416	304
Interest expense, net [1]	28	339	660	968
Net gain on settlement/curtailment of post-retirement plans [2]	(923)	—	(923)	(47)

Income before income taxes	2,713	1,166	5,745	1,652
Income tax provision	1,044	469	2,204	661

Net income	$1,669	$697	$3,541	$991

Basic earnings per share:
Net income per common share	$0.28	$0.12	$0.59	$0.17

Average common shares	6,027	5,888	5,995	5,859

Diluted earnings per share:
Net income per common share assuming dilution	$0.27	$0.12	$0.58	$0.17

Average common and potential common shares	6,146	6,020	6,109	5,994

1 Net interest expense for the three and nine months ended October 1, 2004 includes interest income of $300,000 related to interest due from the Internal Revenue Service on a 1993 interest issue resolved in favor of Nashua.

2 Net gain on settlement/curtailment of post-retirement plans for the three and nine months ended October 1, 2004 of $923,000 represents a one-time, non-cash pretax gain representing the difference between the removal of the retiree death benefit liability and the premium paid to Minnesota Life to assume the liability.

Third Quarter 2004 Earnings Results

NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET

	(Unaudited)
	October 1	December 31
Dollars in thousands	2004	2003
Assets
Cash and cash equivalents	$1,219	$1,183
Accounts receivable	35,507	31,665
Inventories	26,245	22,735
Other current assets	5,248	5,205

Total current assets	68,219	60,788
Plant and equipment, net	38,846	40,777
Goodwill, net of amortization	31,516	31,471
Intangibles, net of amortization	1,585	1,781
Other assets	13,029	16,859

Total assets	$153,195	$151,676

Liabilities and Shareholders’ Equity
Accounts payable	$19,100	$20,474
Accrued expenses	12,117	14,368
Current maturities of long-term debt	3,400	3,400
Current maturities of notes payable	710	250

Total current liabilities	35,327	38,492
Long-term debt	27,650	24,200
Notes payable	250	960
Other long-term liabilities	24,188	26,827

Total long-term liabilities	52,088	51,987
Common stock and additional capital	21,460	20,418
Retained earnings	57,018	53,477
Accumulated other comprehensive loss:
Minimum pension liability adjustment [a]	(12,698)	(12,698)

Total shareholders’ equity	65,780	61,197

Total liabilities and shareholders’ equity	$153,195	$151,676

[a]	Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a decline in the fair market values of equities held by company-sponsored pension plans.

Third Quarter 2004 Earnings Results

NASHUA CORPORATION
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION

Periods ended October 1 and September 26, respectively	Three Months		Nine Months
In thousands (Unaudited)	2004	2003	2004	2003
Net income	$1,669	$697	$3,541	$991
Add back:
Interest expense, net	28	339	660	968
Income tax provision	1,044	469	2,204	661
Depreciation on fixed assets	1,885	1,885	5,558	5,565
Amortization of intangible assets	112	117	328	359

Earnings before interest, taxes, depreciation and amortization	$4,738	$3,507	$12,291	$8,544

Third Quarter 2004 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended October 1 and September 26, respectively	Three Months		Nine Months
Dollars in thousands (Unaudited)	2004	2003	2004	2003
NET SALES
Label Products	$25,903	$25,639	$77,668	$74,721
Specialty Paper Products	41,689	44,423	124,094	126,063
Imaging Supplies	5,491	5,423	$17,663	17,107
Reconciling Items:
Eliminations	(963)	(1,410)	(3,448)	(4,194)
Other(a)	—	—	—	2

Net sales	$72,120	$74,075	$215,977	$213,699

PRETAX INCOME
Label Products	$2,057	$1,544	$5,978	$4,119
Specialty Paper Products	1,646	1,514	5,013	3,807
Imaging Supplies	28	92	45	74
Reconciling Items:
Other income (loss) [a]	(2)	(1)	(23)	(2)
Unallocated corporate expenses	(1,911)	(1,644)	(5,531)	(5,425)
Interest expense, net	(28)	(339)	(660)	(968)
Net gain on settlement/curtailment of post-retirement plans	923	—	923	47

Total pretax income	$2,713	$1,166	$5,745	$1,652

DEPRECIATION AND AMORTIZATION
Label Products	$645	$581	$1,883	$1,768
Specialty Paper Products	923	974	2,704	2,846
Imaging Supplies	328	340	1,005	1,038
Reconciling Item:
Corporate	101	107	294	272

Total Depreciation and Amortization	$1,997	$2,002	$5,886	$5,924

INVESTMENT IN PLANT AND EQUIPMENT
Label Products	$750	$338	$1,368	$1,573
Specialty Paper Products	958	368	1,870	861
Imaging Supplies	117	114	252	277
Reconciling Item:
Corporate	56	174	188	574

Total Investment in plant and equipment	$1,881	$994	$3,678	$3,285

[a]	Represents other operating activity which falls below the quantitative threshold for a reportable segment.